                                                                   Exhibit 10.1

                                                                [EXECUTION COPY]


                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                                  SYNAVANT INC.

                                       AND

              EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO

                                  AS BORROWERS,

                                       AND

                          FOOTHILL CAPITAL CORPORATION

                                    AS LENDER

                           DATED AS OF APRIL 27, 2001

                                TABLE OF CONTENTS


1.    DEFINITIONS AND CONSTRUCTION................................................................................1

1.    DEFINITIONS AND CONSTRUCTION................................................................................1

   1.1   DEFINITIONS..............................................................................................1
   1.2   ACCOUNTING TERMS........................................................................................22
   1.3   CODE....................................................................................................22
   1.4   CONSTRUCTION............................................................................................22
   1.5   SCHEDULES AND EXHIBITS..................................................................................23
   1.6   ATTORNEYS' FEES.........................................................................................23


2.    LOAN AND TERMS OF PAYMENT..................................................................................23

2.    LOAN AND TERMS OF PAYMENT..................................................................................23

   2.1   REVOLVER ADVANCES.......................................................................................23
   2.2   BORROWING PROCEDURES AND SETTLEMENTS....................................................................24
   2.3   PAYMENTS................................................................................................24
   2.4   OVERADVANCES............................................................................................26
   2.5   INTEREST RATES AND LETTER OF CREDIT FEE:  RATES, PAYMENTS, AND CALCULATIONS.............................26
   2.6   CASH MANAGEMENT.........................................................................................28
   2.7   CREDITING PAYMENTS; FLOAT CHARGE........................................................................29
   2.8   DESIGNATED ACCOUNT......................................................................................29
   2.9   MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS..................................................29
   2.10     FEES.................................................................................................30
   2.11     LETTERS OF CREDIT....................................................................................30
   2.12     CAPITAL REQUIREMENTS.................................................................................33
   2.13     JOINT AND SEVERAL LIABILITY OF BORROWERS.............................................................34


3.    CONDITIONS; TERM OF AGREEMENT..............................................................................37


3.    CONDITIONS; TERM OF AGREEMENT..............................................................................37

   3.1   CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT.................................................37
   3.2   CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT................................................40
   3.3   CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT........................................................41
   3.4   TERM....................................................................................................42
   3.5   EFFECT OF TERMINATION...................................................................................42
   3.6   EARLY TERMINATION BY BORROWERS..........................................................................42


4.    CREATION OF SECURITY INTEREST..............................................................................43

4.    CREATION OF SECURITY INTEREST..............................................................................43

   4.1   GRANT OF SECURITY INTEREST..............................................................................43
   4.2   NEGOTIABLE COLLATERAL...................................................................................43
   4.3   COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL..................................43
   4.4   DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED...........................................................44
   4.5   POWER OF ATTORNEY.......................................................................................44
   4.6   RIGHT TO INSPECT........................................................................................45
   4.7   CONTROL AGREEMENTS......................................................................................45


5.    REPRESENTATIONS AND WARRANTIES.............................................................................45


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5.    REPRESENTATIONS AND WARRANTIES.............................................................................45

   5.1   NO ENCUMBRANCES.........................................................................................45
   5.2   ELIGIBLE ACCOUNTS.......................................................................................45
   5.3   INVENTORY...............................................................................................46
   5.4   EQUIPMENT...............................................................................................47
   5.5   LOCATION OF INVENTORY AND EQUIPMENT.....................................................................47
   5.6   INVENTORY RECORDS.......................................................................................47
   5.7   LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN................................................................47
   5.8   DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES........................................................47
   5.9   DUE AUTHORIZATION; NO CONFLICT..........................................................................48
   5.10     LITIGATION...........................................................................................49
   5.11     NO MATERIAL ADVERSE CHANGE...........................................................................49
   5.12     FRAUDULENT TRANSFER..................................................................................49
   5.13     EMPLOYEE BENEFITS....................................................................................49
   5.14     ENVIRONMENTAL CONDITION..............................................................................49
   5.15     BROKERAGE FEES.......................................................................................50
   5.16     INTELLECTUAL PROPERTY................................................................................50
   5.17     DISTRIBUTION.........................................................................................50
   5.18     LEASES...............................................................................................51
   5.19     DDAS.................................................................................................51
   5.20     COMPLETE DISCLOSURE..................................................................................51
   5.21     INDEBTEDNESS.........................................................................................52
   5.22     LICENSING AGREEMENTS.................................................................................52
   5.23     UNCERTIFICATED SECURITIES............................................................................52


6.    AFFIRMATIVE COVENANTS......................................................................................52

6.    AFFIRMATIVE COVENANTS......................................................................................52

   6.1   ACCOUNTING SYSTEM.......................................................................................52
   6.2   COLLATERAL REPORTING....................................................................................52
   6.3   FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.............................................................53
   6.4   RETURN..................................................................................................56
   6.5   MAINTENANCE OF PROPERTIES...............................................................................56
   6.6   TAXES...................................................................................................56
   6.7   INSURANCE...............................................................................................57
   6.8   LOCATION OF INVENTORY AND EQUIPMENT.....................................................................57
   6.9   ADDITIONAL PLEDGE AGREEMENTS............................................................................58
   6.10     SUPPLEMENTAL COPYRIGHT SECURITY AGREEMENTS...........................................................58
   6.11     SHARED SERVICES......................................................................................58
   6.12     COMPLIANCE WITH LAWS.................................................................................58
   6.13     LEASES...............................................................................................58
   6.14     BROKERAGE COMMISSIONS................................................................................58
   6.15     SIEBEL AGREEMENTS....................................................................................58
   6.16     EXISTENCE............................................................................................59
   6.17     ENVIRONMENTAL........................................................................................59
   6.18     DISCLOSURE UPDATES...................................................................................59


7.    NEGATIVE COVENANTS.........................................................................................60

7.    NEGATIVE COVENANTS.........................................................................................60

   7.1   INDEBTEDNESS............................................................................................60
   7.2   LIENS...................................................................................................60
   7.3   RESTRICTIONS ON FUNDAMENTAL CHANGES.....................................................................60


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   7.4   DISPOSAL OF ASSETS......................................................................................61
   7.5   CHANGE NAME.............................................................................................61
   7.6   GUARANTEE...............................................................................................61
   7.7   NATURE OF BUSINESS......................................................................................61
   7.8   PREPAYMENTS AND AMENDMENTS..............................................................................61
   7.9   CHANGE OF CONTROL.......................................................................................61
   7.10     CONSIGNMENTS.........................................................................................61
   7.11     DISTRIBUTIONS........................................................................................62
   7.12     ACCOUNTING METHODS...................................................................................62
   7.13     INVESTMENTS..........................................................................................62
   7.14     TRANSACTIONS WITH AFFILIATES.........................................................................62
   7.15     SUSPENSION...........................................................................................63
   7.16     COMPENSATION.........................................................................................63
   7.17     USE OF PROCEEDS......................................................................................63
   7.18     CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES...................63
   7.19     SECURITIES ACCOUNTS..................................................................................63
   7.20     FINANCIAL COVENANTS..................................................................................63
   7.21     AMENDMENT TO MATERIAL DOCUMENTS......................................................................65
   7.22     DISTRIBUTION AGREEMENT...............................................................................65


8.    EVENTS OF DEFAULT..........................................................................................65

8.    EVENTS OF DEFAULT..........................................................................................65


9.    THE LENDER'S RIGHTS AND REMEDIES...........................................................................67

9.    THE LENDER'S RIGHTS AND REMEDIES...........................................................................67

   9.1   RIGHTS AND REMEDIES.....................................................................................67
   9.2   REMEDIES CUMULATIVE.....................................................................................69

10.   TAXES AND EXPENSES.........................................................................................70

10.   TAXES AND EXPENSES.........................................................................................70


11.   WAIVERS; INDEMNIFICATION...................................................................................70

11.   WAIVERS; INDEMNIFICATION...................................................................................70

   11.1     DEMAND; PROTEST......................................................................................70
   11.2     LENDER'S LIABILITY FOR COLLATERAL....................................................................70
   11.3     INDEMNIFICATION......................................................................................70


12.   NOTICES....................................................................................................71
12.   NOTICES....................................................................................................71


13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.................................................................72

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.................................................................72


14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.................................................................74

14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.................................................................74

   14.1     ASSIGNMENTS AND PARTICIPATIONS.......................................................................74


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   14.2     SUCCESSORS...........................................................................................76


15.   AMENDMENTS; WAIVERS........................................................................................76

15.   AMENDMENTS; WAIVERS........................................................................................76

   15.1     AMENDMENTS AND WAIVERS...............................................................................76
   15.2     NO WAIVERS; CUMULATIVE REMEDIES......................................................................76


16.   GENERAL PROVISIONS.........................................................................................76

16.   GENERAL PROVISIONS.........................................................................................76

   16.1     EFFECTIVENESS........................................................................................76
   16.2     SECTION HEADINGS.....................................................................................76
   16.3     INTERPRETATION.......................................................................................77
   16.4     SEVERABILITY OF PROVISIONS...........................................................................77
   16.5     WITHHOLDING TAXES....................................................................................77
   16.6     AMENDMENTS IN WRITING................................................................................77
   16.7     COUNTERPARTS; TELEFACSIMILE EXECUTION................................................................77
   16.8     REVIVAL AND REINSTATEMENT OF OBLIGATIONS.............................................................78
   16.9     INTEGRATION..........................................................................................78
   16.10    PARENT AS AGENT FOR BORROWERS........................................................................78
   16.11    JUDGMENT CURRENCY....................................................................................79
   16.12    DOLLAR EQUIVALENT COMPUTATIONS.......................................................................79
   16.13    TIME IS OF THE ESSENCE...............................................................................80

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



                             EXHIBITS AND SCHEDULES

Exhibit A-1                                 Form of Borrowing Request
Exhibit B-1                                 Form of Borrowing Base Certificate
Exhibit C-1                                 Form of Copyright Compliance Certificate
Exhibit D-1                                 Form of Compliance Certificate

Schedule A-1                                Authorized Persons
Schedule P-1                                Permitted Liens
Schedule R-1                                Real Property Collateral
Schedule 2.6(a)                             Cash Management Banks
Schedule 3.1(o)                             Material Agreements
Schedule 3.2(b)                             Leased Locations
Schedule 3.2(c)                             Post Closing Stock Certificates
Schedule 3.2(g)                             Post Closing Lien Searches
Schedule 5.5                                Locations of Inventory and Equipment
Schedule 5.7                                Chief Executive Office; FEIN
Schedule 5.8(b)                             Capitalization of Borrowers
Schedule 5.8(c)                             Capitalization of Borrowers' Subsidiaries
Schedule 5.10                               Litigation
Schedule 5.14                               Environmental Matters
Schedule 5.16                               Intellectual Property
Schedule 5.19                               Demand Deposit Accounts
Schedule 5.21                               Permitted Indebtedness
Schedule 5.22                               Licensing Agreements
Schedule 5.23                               Uncertificated Securities



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


                           LOAN AND SECURITY AGREEMENT


                  THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of April 27, 2001, among FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender"), SYNAVANT INC., a Delaware corporation ("PARENT"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "BORROWER", and individually and collectively, jointly and severally, as "BORROWERS").

                  The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

     1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  "ACCOUNT DEBTOR" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

                  "ACCOUNTS" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

                  "ADDITIONAL DOCUMENTS" has the meaning set forth in SECTION
4.4.

                  "ADMINISTRATIVE BORROWER" has the meaning set forth in SECTION 16.10.

                  "ADVANCES" has the meaning set forth in SECTION 2.1.

                  "AFFILIATE" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; PROVIDED, HOWEVER, that, in any event: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

                  "AGREEMENT" has the meaning set forth in the preamble hereto.

                  "APPLICABLE PREPAYMENT PREMIUM" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 5% TIMES the Maximum Revolver Amount,
(b) during the period of time from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 4% TIMES the Maximum Revolver Amount, (c) during the period of time from and including the date of the second anniversary of the Closing Date up to the date that is the third anniversary of the Closing Date, 3% TIMES the Maximum Revolver Amount, (d) during the period of time from and including the date that is the third anniversary of the Closing Date up to the date that is the fourth anniversary of the Closing Date, 2% TIMES the Maximum Revolver Amount, and (e) during the period of time from and including the date that is the fourth anniversary of the Closing Date up to the Maturity Date, 1% TIMES the Maximum Revolver Amount.

                  "ASSIGNEE" has the meaning set forth in SECTION 14.1(a).

                  "AUTHORIZED PERSON" means any officer or other authorized employee of Administrative Borrower identified on SCHEDULE A-1 attached hereto, by name, title, office location and telephone number.

                  "AVAILABILITY" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrowers are entitled to borrow as Advances under
SECTION 2.1 (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

                  "BANKRUPTCY CODE" means the United States Bankruptcy Code, as in effect from time to time.

                  "BASE RATE" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

                  "BASE RATE LOAN" means each portion of an Advance that bears interest at a rate determined by reference to the Base Rate.

                  "BASE RATE MARGIN" means one percentage point (1%).

                  "BENEFIT PLAN" means a "defined benefit plan" (as defined in SECTION 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of any Borrower has been an "employer" (as defined in SECTION 3(5) of ERISA) within the past six years.

                  "BOARD OF DIRECTORS" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf thereof.

                  "BOOKS" means all of each Borrower's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

                  "BORROWER" and "BORROWERS" have the respective meanings set forth in the preamble to this Agreement.

                  "BORROWING" means a borrowing hereunder consisting of an Advance.

                  "BORROWING BASE" has the meaning set forth in SECTION 2.1.

                  "BORROWING BASE CERTIFICATE" means a certificate in the form of EXHIBIT B-1.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close and, with respect to determining the Dollar Equivalent of an amount denominated in a currency other than Dollar, a day on which banks in the capital of the country of such foreign currency are authorized or required to close.

                  "CAPITAL LEASE" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "CAPITALIZED LEASE OBLIGATION" means any Indebtedness represented by obligations under a Capital Lease.

                  "CASH EQUIVALENTS" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either
(i) issued by any bank organized under the laws of the United

States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

                  "CASH MANAGEMENT ACCOUNT" has the meaning set forth in SECTION 2.6(a).

                  "CASH MANAGEMENT AGREEMENTS" means those certain cash management service agreements, in form and substance satisfactory to Lender, each of which is among Administrative Borrower, Lender, and one of the Cash Management Banks.

                  "CASH MANAGEMENT BANK" has the meaning set forth in SECTION 2.6(a).

                  "CHANGE OF CONTROL" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) any Borrower ceases to directly own and control 100% of the outstanding capital Stock of each of its Subsidiaries extant as of the Closing Date.

                  "CLOSING DATE" means the date on which Lender sends the Administrative Borrower written notice that each of the conditions precedent set forth in SECTION 3.1 either have been satisfied or have been waived.

                  "CLOSING DATE BUSINESS PLAN" means the set of Projections of Borrowers for the 1 year period following the Closing Date (on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Lender.

                  "CODE" means the Georgia Uniform Commercial Code, as in effect from time to time.

                  "COLLATERAL" means all of each Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                  (a)      Accounts,

                  (b)      Books,

                  (c)      Equipment,

                  (d)      General Intangibles,

                  (e)      Inventory,

                  (f)      Investment Property,

                  (g)      Negotiable Collateral,

                  (h)      Real Property Collateral,

                  (i) the Distribution Agreement and all other IMS Health Agreements,

                  (j) money or other assets of each such Borrower that now or hereafter come into the possession, custody, or control of Lender, and

                  (k) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

Notwithstanding anything herein to the contrary, the Collateral shall not include (i) any agreement with a third party that prohibits the grant of a Lien on (but not merely the assignment of or of any interest in) such agreement or any of the Borrowers' rights thereunder without the consent of such party or under which a consent to such grant is otherwise required, which consent has not been obtained, except to the extent rights under such agreement are covered by
Section 9-318 (or such equivalent section) of the Code, or (ii) any license, permit or other governmental approval that, under the terms and conditions of such governmental approval or under applicable law, cannot be subjected to a Lien in favor of Lender without the consent of the relevant party which consent has not been obtained; PROVIDED, HOWEVER, that the Collateral shall include all items excluded pursuant to clause (i) or (ii) from and after the date on which the requisite consent is obtained.

                  "COLLATERAL ACCESS AGREEMENT" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Lender.

                  "COLLECTIONS" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrowers.

                  "COPYRIGHT COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C-1 delivered by the chief financial officer of Parent to Lender.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT D-1 delivered by the chief financial officer of Parent to Lender.


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

                  "CONTINUING DIRECTOR" means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

                  "CONTROL AGREEMENT" means a control agreement, in form and substance satisfactory to Lender, executed and delivered by the applicable Borrower, Lender, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a deposit account.

                  "COPYRIGHT SECURITY AGREEMENT" means a copyright security agreement executed and delivered by any Borrower and Lender, the form and substance of which is satisfactory to Lender.

                  "DAILY BALANCE" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

                  "DDA" means any checking or other demand deposit account maintained by any Borrower.

                  "DEFAULT" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "DESIGNATED ACCOUNT" means the account of Administrative Borrower maintained with the Designated Account Bank designated in writing by Administrative Borrower to Lender, or such other deposit account of Administrative Borrower (located within the United States) that is hereafter designated as such, in writing, by Administrative Borrower to Lender.

                  "DESIGNATED ACCOUNT BANK" means the bank whose name, address and ABA number is designated in writing to Lender no later than 14 days after the Closing Date.

                  "DILUTION" means, as of any date of determination, a percentage based upon the experience of the immediately prior 90 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits (other than a credit created from a re-bill of an original invoice if the date of the rebilled invoice is the same as the date of the original invoice, unless the re-billed amount is less than the original invoice amount, in which case the difference between the original invoice amount and the rebilled amount will be included as a credit), or other dilutive items with respect to the

Accounts during such period, by (b) Borrowers' Collections with respect to Accounts during such period (excluding extraordinary items) PLUS the Dollar amount of clause (a). To the extent that any of the items described in the foregoing clauses (a) and (b) are denominated in a currency other than Dollars, the Dollar amount of such item shall be deemed to be the Dollar Equivalent of such item.

                  "DILUTION RESERVE" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts, by one percentage point for each percentage point by which Dilution is in excess of 5%.

                  "DISBURSEMENT LETTER" means an instructional letter executed and delivered by Administrative Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Lender.

                  "DISTRIBUTION" means the IMS Health spin-off of Parent pursuant to the terms and conditions of the Distribution Agreement.

                  "DISTRIBUTION AGREEMENT" means that certain Distribution Agreement dated as of August 31,2000, between IMS Health and Parent.

                  "DOLLAR" or " US $" shall mean the lawful currency of the United States of America.

                   "DOLLAR EQUIVALENT" shall mean, with respect to any monetary amount denominated in a currency other than Dollars, at any time for the determination thereof, the amount of Dollars that would be required to convert such foreign currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable foreign currency as quoted by
(i) the New York foreign exchange selling rates as of the date of determination (or, if such day is not a Business Day, as of the immediately preceding Business
Day), as quoted in THE WALL STREET JOURNAL (Eastern Edition) under the "Currency Trading -- Exchange Rates" or (ii) in the event such report shall not so appear, the rate of exchange set forth for such date on the relevant Reuters currency page, or (iii) in the event such rate of exchange shall not be so set forth, the rate of exchange set forth in such other nationally recognized publication as the Lender may, from time to time, designate to the Administrative Borrower in writing.

                  "DUE DILIGENCE LETTER" means the due diligence letter sent by Lender's counsel to Administrative Borrower, together with Administrative Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

                  "EBITDA" means, with respect to any fiscal period, Parent's and its Subsidiaries consolidated net earnings (or loss), minus extraordinary gains and foreign exchange gains plus extraordinary losses, foreign exchange losses, interest expense, income taxes, and depreciation and amortization (including, amortization for costs of licenses) for such period, as determined in accordance with GAAP.

                  "ELIGIBLE ACCOUNTS" means those Accounts created by one of Borrowers in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made by Borrowers under the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; PROVIDED, HOWEVER, that such criteria may be fixed and revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit performed by Lender from time to time after the Closing Date, including, without limitation, Lender's semi-annual review of Borrowers' revenue streams derived from its recurring maintenance contracts. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to Borrowers. Eligible Accounts shall not include the following:

                           (a)      Accounts that the Account Debtor has failed
to pay within 90 days of original invoice date or Accounts with selling terms of more than 30 days,

                           (b)      Accounts owed by an Account Debtor where 50%
or more of all Accounts owed by that Account Debtor are deemed ineligible under clause (a) above,

                           (c)      Accounts with respect to which the Account
Debtor is an employee, Affiliate, or Lender of any Borrower,

                           (d)      Accounts arising in a transaction wherein
goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

                           (e)      Accounts that are not payable in Dollars,

                           (f)      Accounts with respect to which the Account
Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States, or any state thereof (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or
(z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Lender,

                           (g)      Accounts with respect to which the Account
Debtor is either (i) the United States or any department, agency, or instrumentality of such country (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC Section 3727 (the "Assignment of Claims Act"), or (ii) any state of the United States (exclusive, however, of (y) Accounts owed by any such state that does not have a statutory counterpart to the Assignment of Claims Act, or (z) Accounts owed by any such state that does have a statutory counterpart to the Assignment of Claims Act, as to which the applicable Borrower has complied to Lender's satisfaction),

                           (h)      Accounts with respect to which (i) the
Account Debtor is a creditor of any Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, or (ii) Seibel is entitled to a fee or other right of setoff under the Seibel Agreements, in either case, to the extent of such fee, claim, right of setoff, or dispute,

                           (i)      Accounts with respect to an Account Debtor
whose total obligations owing to Borrowers exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage, other than Accounts for which the Account Debtor is either Pharmacia Corporation, Novartis Pharmaceutical and Wyeth Ayerst Laboratory to the extent that the Accounts owed by any one of the foregoing Account Debtors does not exceed 25% of all Eligible Accounts and the Accounts owed by all of the foregoing Account Debtors does not exceed 65% of all Eligible Accounts,

                           (j)      Accounts with respect to which the Account
Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

                           (k)      Accounts with respect to which the Account
Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state, as appropriate, for the then-current year, or is exempt from such filing requirement,

                           (l)      Accounts, the collection of which, Lender,
in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

                           (m)      Accounts that are not subject to a valid and
perfected first priority Lender's Lien,

                           (n)      Accounts with respect to which (i) the goods
giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

                           (o)      Accounts that represent the right to receive
progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services, other than Accounts arising from services to be provided under maintenance contracts in the aggregate amount not to exceed $5,000,000 in Dollars, and

                           (p)      Accounts that represent any pre-billed
postage payments.

                  "ENVIRONMENTAL ACTIONS" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower or any predecessor in interest.

                  "ENVIRONMENTAL LAW" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrowers, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 ET SEQ; the Toxic Substances Control Act, 15 USC, Section 2601 ET SEQ; the Clean Air Act, 42 USC Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 USC Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 USC Section 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC Section 11001 ET SEQ.; the Hazardous Material Transportation Act, 49 USC Section 1801 ET SEQ.; and the Occupational Safety and Health Act, 29 USC Section 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

                  "ENVIRONMENTAL LIEN" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "EQUIPMENT" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

                  "ERISA AFFILIATE" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower and whose employees are aggregated with the employees of a Borrower under IRC Section 414(o).

                  "EVENT OF DEFAULT" has the meaning set forth in SECTION 8.

                  "EXCESS AVAILABILITY" means the amount, as of the date any determination thereof is to be made, equal to Availability MINUS the aggregate amount, if any, of all trade payables of Borrowers aged in excess of their historical levels with respect thereto and all book overdrafts in excess of their historical practices with respect thereto, in each case as determined by Lender in its Permitted Discretion.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect from time to time.

                  "EXISTING LENDER" means ABN AMRO Bank N.V.

                  "FEE LETTER" means that certain fee letter, dated as of even date herewith, between Borrowers and Lender, in form and substance satisfactory to Lender.

                  "FEIN" means Federal Employer Identification Number.

                  "FUNDING DATE" means the date on which a Borrowing occurs.

                  "FUNDING LOSSES" has the meaning set forth in SECTION 2.13(b)(ii).

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "GENERAL INTANGIBLES" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

                  "GOVERNING DOCUMENTS" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

                  "GOVERNMENTAL AUTHORITY" means any federal, state, local, or other governmental or administrative body (whether domestic or foreign), instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                  "HAZARDOUS MATERIALS" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "IMS HEALTH" means IMS Health Incorporated, a Delaware corporation.

                  "IMS HEALTH AGREEMENTS" means, collectively, (i) the Distribution Agreement, (ii) Xponent Data License Agreement, dated as of August 31, 2000, between IMS Health and the Parent, (iii) Tax Allocation Agreement, dated as of August 31, 2000, between IMS Health and the Parent, (iv) all Shared Transaction Services Agreements, dated as of August 31, 2000, between IMS Health and the Parent, (v) Corporate Services Agreement, dated as of August 31, 2000, between IMS Health and the Parent, (vi) Data and Telecommunications Services Agreement, dated as of August 31, 2000, between IMS Health and the Parent, (vii)

Cross License Agreement, dated as of August 31, 2000, between IMS Health and the Parent, (viii) Information Services Agreement effective as of September 1, 2000, and (ix)Third Party Access Agreement, dated as of August 31, 2000, between IMS Health and the Parent.

                  "IMS HEALTH COLLATERAL ASSIGNMENT" means the IMS Health Collateral Assignment, dated as of the date hereof, between Parent and Lender, as the same may be amended, modified, supplemented and restated from time to time.

                  "INDEBTEDNESS" means (a) all obligations of a Borrower for borrowed money, (b) all obligations of a Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of a Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of a Borrower under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Borrower, irrespective of whether such obligation or liability is assumed, (e) all obligations of a Borrower for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of a Borrower's business and repayable in accordance with customary trade practices), and (f) any obligation of a Borrower guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to a Borrower) any obligation of any other Person.

                  "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 11.3.

                  "INDEMNIFIED PERSON" has the meaning set forth in SECTION
11.3.

                  "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, or any law relating to the relief of debt, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "INTANGIBLE ASSETS" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                  "INTERCOMPANY SUBORDINATION AGREEMENT" means a subordination agreement executed and delivered by Borrowers and certain of their Subsidiaries and Lender, dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time.

                  "INVENTORY" means all Borrowers' now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Borrower as lessor, goods that are furnished by a Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in a Borrower's business.

                  "INVESTMENT" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "INVESTMENT PROPERTY" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

                  "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

                  "L/C" has the meaning set forth in SECTION 2.11(a).

                  "L/C DISBURSEMENT" means a payment made by Lender pursuant to a Letter of Credit.

                  "L/C UNDERTAKING" has the meaning set forth in SECTION
2.11(a).

                  "LENDER" has the meaning set forth in the preamble to this Agreement.

                  "LENDER'S ACCOUNT" means an account at a bank designated by Lender from time to time as the account into which Borrowers shall make all payments to Lender under this Agreement and the other Loan Documents; unless and until Lender notifies Administrative Borrower to the contrary, Lender's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Lender with The Chase Manhattan Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

                  "LENDER'S LIENS" means the Liens granted by Borrowers to Lender under this Agreement or the other Loan Documents.

                  "LENDER EXPENSES" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Borrower under any of the Loan Documents that are paid or incurred by Lender, (b) fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Lender in the disbursement of funds to or for the account of Borrowers (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with any Borrower or any guarantor of the Obligations, (h) Lender's reasonable fees and expenses (including attorneys' fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's reasonable fees and expenses (including attorneys' fees) incurred in terminating, enforcing (including attorneys' fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

                  "LENDER-RELATED PERSON" means Lender, Lender's Affiliates, and the officers, directors, employees, and agents of Lender.

                  "LETTER OF CREDIT" means an L/C or an L/C Undertaking, as the context requires.

                  "LETTER OF CREDIT USAGE" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit PLUS 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

                  "LIEN" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "LOAN ACCOUNT" has the meaning set forth in SECTION 2.9.

                  "LOAN DOCUMENTS" means this Agreement, the Cash Management Agreements, the Control Agreements, any Copyright Security Agreement, the Due Diligence Letter, the Fee Letter, the Letters of Credit, the Officers' Certificate, the Pledge Agreements, the Trademark Security Agreement, the Intercompany Subordination Agreement, the IMS Health Collateral Assignment, any note or notes executed by a Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by any Borrower and Lender in connection with this Agreement.

                  "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers taken as a whole,
(b) a material impairment of a Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Borrower.

                  "MATURITY DATE" has the meaning set forth in SECTION 3.4.

                  "MAXIMUM REVOLVER AMOUNT" means $20,000,000.

                  "MORTGAGES" means, individually and collectively, one or more mortgages, deeds of trust, deeds to secure debt, or such equivalent security documents under the laws of the United States, executed and delivered by a Borrower in favor of Lender, in form and substance satisfactory to Lender, that encumber the Real Property Collateral and the related improvements thereto.

                  "NEGOTIABLE COLLATERAL" means all of Borrowers' now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

                  "NON-BORROWER SUBSIDIARY" means a Subsidiary of Parent that is not a Borrower.

                  "OBLIGATIONS" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

                  "OFFICERS' CERTIFICATE" means the representations and warranties of officers form submitted by Lender to Administrative Borrower, together with Borrowers' completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

                  "ORIGINATING LENDER" has the meaning set forth in SECTION 14.1(d).

                  "OVERADVANCE" has the meaning set forth in SECTION 2.5.

                  "PARTICIPANT" has the meaning set forth in SECTION 14.1(d).

                  "PARENT" has the meaning set forth in the preamble to this Agreement.

                  "PAY-OFF LETTER" means a letter, in form and substance satisfactory to Lender, from Existing Lender to Lender respecting the amount necessary to repay in full all of the obligations of Borrowers owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Borrowers.

                  "PERMITTED DISCRETION" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                  "PERMITTED DISPOSITIONS" means (a) sales or other dispositions by Borrowers of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of the applicable Borrower's business, (b) sales by Borrowers of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Borrowers in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing by Borrowers, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of the applicable Borrower's business, (e) the sale or transfer of certain lines of business of Synavant Canada Ltd. and Synavant Australia Pty Ltd. pursuant to the terms of the Distribution Agreement, and (f) the sale or transfer of (i) all shares of stock of Permail Ltd., (ii) approximately 300,000 shares of Gartner Group Inc. stock acquired by Parent pursuant to the terms of the Distribution Agreement, and (iii) the Wilton Note acquired by Parent pursuant to the terms of the Distribution Agreement; PROVIDED, HOWEVER, that for purposes of this clause
(f), (x) the net
cash proceeds of such sales or transfers, other than the sale or transfer of Permail Ltd., shall be deposited into Lender's Account and shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in SECTION 2.3(b), but only if Advances are outstanding and then only to the extent necessary to repay such Advances in accordance with such priorities,
(y) the Borrowers do not become liable, either directly or indirectly
(through the Tax Allocation Agreement, dated as of August 31, 2000, between the Parent and IMS Health or otherwise), for any taxes of their own or of IMS Health related to the spin-off of the Parent from IMS Health as a result of such sales or transfers, and (z) no Default or Event of Default shall have occurred and be continuing on the date of such sale or transfer, nor shall either result from the making thereof.

                  "PERMITTED INVESTMENTS" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, and (d) investments by any Borrower in any other Borrower provided that if any such investment is in the form of Indebtedness, such Indebtedness investment shall be subject to the terms and conditions of the Intercompany Subordination Agreement.

                  "PERMITTED LIENS" means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on SCHEDULE P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,
(g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of Borrowers' business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Lender, and (l) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof by Borrowers.

                  "PERMITTED PROTEST" means the right of the applicable Borrower to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the applicable Borrower in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

                  "PERMITTED PURCHASE MONEY INDEBTEDNESS" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of $2,500,000.

                  "PERSON" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "PERSONAL PROPERTY COLLATERAL" means all Collateral other than Real Property.

                  "PLEDGE AGREEMENTS" mean, collectively, (i) the US Pledge Agreement, (ii) the share charge or other equivalent agreement, in form and substance satisfactory to the Lender, executed and delivered after the Closing Date, by and among certain of the Borrowers in favor of the Lender pledging shares of stock or other equity interests in all Borrowers and their Subsidiaries organized under the laws of the United Kingdom, and (iii) such other pledge agreements, share charges and equivalent agreements executed by any of the Borrowers or their Subsidiaries in favor of the Lender pursuant to
SECTION 3.2 or otherwise, in each case as amended, restated, supplemented or otherwise modified from time to time.

                  "PROJECTIONS" means Parent's forecasted (a) balance sheets,
(b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "PURCHASE MONEY INDEBTEDNESS" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                  "REAL PROPERTY" means any estates or interests in real property now owned or hereafter acquired by any Borrower and the improvements thereto.

                  "REAL PROPERTY COLLATERAL" means the parcel or parcels of Real Property identified on SCHEDULE R-1 and any Real Property hereafter acquired by a Borrower.

                  "RECORD" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                  "REMEDIAL ACTION" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

                  "REPORT" has the meaning set forth in SECTION 16.17.

                  "RESERVE PERCENTAGE" means, on any day, for Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of Lender, but so long as Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

                  "REVOLVER USAGE" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, PLUS (b) the then extant amount of the Letter of Credit Usage.

                  "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "SECURITIES ACCOUNT" means a "securities account" as that term is defined in the Code.

                  "SHARED SERVICES" shall mean all services for management and administration provided to Borrowers by IMS Health, or another service provider satisfactory to Lender, including, without limitation: accounts payable, payroll, payroll tax activities, sales and use tax compliance and research, Escheat tax activities, accounting and maintenance of fixed assets, general accounting activities (general ledger maintenance, account reconciliations, cash concentration, bank activities and intercompany accounting), general corporate accounting (trust activities, treasury activities), accounting system support, other back-office processes and human resources services.

                  "SIEBEL" means Siebel Systems, Inc.

                  "SIEBEL AGREEMENTS" means, collectively, the (i) Value Added Industry Remarketer Agreement, dated July 14, 2000, between Siebel and IMS Health Strategic Technologies, Inc., (ii) Siebel Alliance Program Master Agreement, dated July 14, 2000, between Siebel and IMS Health Strategic Technologies, Inc., (iii) Software License and

Services Agreement, dated July 14, 2000, and (iv) Master Preferred Escrow Agreement, dated as of March 25, 1997, between Siebel and Data Securities International, Inc.

                  "SIEBEL ESCROW AGREEMENT" means that certain Master Preferred Escrow Agreement, dated as of March 26, 1997, among Data Securities International, Inc., Siebel and any additional party joining thereto as a preferred beneficiary, as the same may be amended, modified, supplemented and restated from time to time.

                  "SOLVENT" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

                  "STOCK" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "SUBSIDIARY" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "SUPPLEMENTAL COPYRIGHT SECURITY AGREEMENT" means a Supplemental Copyright Security Agreement executed and delivered by any Borrower and Lender, the form and substance of which is satisfactory to Lender

                  "TANGIBLE NET WORTH" means, as of any date of determination, the result of (a) the total stockholder's equity of Parent and its Subsidiaries, MINUS (b) the sum of (i) all Intangible Assets of Parent and its Subsidiaries,
(ii) all of Parent's and its Subsidiaries' prepaid expenses, and (iii) all amounts due to Parent and its Subsidiaries from Affiliates, in each case on a consolidated basis.

                  "TAXES" has the meaning set forth in SECTION 16.5.

                  "TRADEMARK SECURITY AGREEMENT" means a trademark security agreement executed and delivered by each Borrower and Lender, the form and substance of which is satisfactory to Lender.

                  "UNDERLYING ISSUER" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of Lender for the benefit of Borrowers.

                  "UNDERLYING LETTER OF CREDIT" means a letter of credit that has been issued by an Underlying Issuer.

                  "US PLEDGE AGREEMENT" means that certain Pledge Agreement, dated as of the date hereof, by and among each Borrower that owns an equity interest in any Subsidiary of the Parent.

                  "VOIDABLE TRANSFER" has the meaning set forth in SECTION 16.8.

                  "WELLS FARGO" means Wells Fargo Bank, National Association, a national banking association.

                  "WILTON NOTE" means the promissory note issued by DIV WILDEV, LLC to IMS Health.

     1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

     1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

     1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     1.6 ATTORNEYS' FEES. Any reference in this Agreement to "attorneys' fees" shall mean reasonable attorneys' fees actually incurred and not based upon a percentage of the debt owed by the Borrowers under the Loan Documents and without giving effect to any statutory presumptions.

2. LOAN AND TERMS OF PAYMENT.

     2.1 REVOLVER ADVANCES.

                (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("ADVANCES") to Borrowers in an amount at any one time outstanding not to exceed an amount equal to THE LESSER OF (i) the Maximum Revolver Amount, LESS the Letter of Credit Usage, or (ii) the Borrowing Base LESS the Letter of Credit Usage. For purposes of this Agreement, "BORROWING BASE," as of any date of determination, shall mean the result of:

                          (x)     THE LESSER OF

                                                    (a) (i) 85% of the sum of
                                  the aggregate Dollar amount of Eligible
                                  Accounts, LESS (ii) the amount, if any, of the Dilution Reserve, and

                                                    (b) an amount equal to
                                  Borrowers' Collections with respect to
                                  Accounts for 75 days based upon the average
                                  Collections per day over the immediately preceding 90-day period, MINUS

                          (y) the aggregate amount of reserves, if any, established by Lender under Section 2.1(b).

                (b) Anything to the contrary in this Section 2.1 notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, (ii) amounts owing by Borrowers to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on SCHEDULE P-1 which is specifically identified thereon as entitled to have priority over the Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for AD VALOREM, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, (iii) the potential devaluation of any foreign currency in which a Letter of Credit has been denominated, against the Dollar, (iv) amounts to replace the licensing agreements of any Borrower described on SCHEDULE 5.22, and (v) any tax liabilities imposed on any of the Borrowers, whether incurred or arising in connection with the spin-off of the Parent from IMS Health, the Distribution Agreement or any other IMS Health Agreement, or otherwise. In addition, a $5,000,000 reserve against the Borrowing Base shall also be applied unless and until Lender otherwise agrees in writing. Lender shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

                (c) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     2.2 BORROWING PROCEDURES AND SETTLEMENTS.

                (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by a written notice request by an Authorized Person delivered to Lender in the form of EXHIBIT A-1 (which notice must be received by Lender no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, any Authorized Person may also give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice in the form of EXHIBIT A-1.

                (b) MAKING OF ADVANCES. If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance available to Borrowers on the applicable Funding Date by transferring available funds equal to such proceeds to Administrative Borrower's Designated Account.

     2.3 PAYMENTS.

                (a) PAYMENTS BY BORROWERS. (i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Lender's Account and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                (b)       APPLICATION, AND REVERSAL OF PAYMENTS.

                (i) All payments shall be remitted to Lender and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

                          A. FIRST, to pay any Lender Expenses then due to Lender under the Loan Documents, until paid in full,

                          B. SECOND, to pay any fees then due to Lender under the Loan Documents until paid in full,

                          C. THIRD, to pay interest due in respect of Advances until paid in full,

                          D. FOURTH, to pay the principal of all Advances until paid in full,

                          E. FIFTH, if an Event of Default has occurred and is continuing, to be held by Lender, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                          F. SIXTH, to pay any other Obligations until paid in full, and

                          G. SEVENTH, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

                (ii) In each instance, so long as no Default or Event of Default has occurred and is continuing, SECTION 2.3(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                (iii) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                (iv) In the event of a direct conflict between the priority provisions of this SECTION 2.3 and other provisions contained in any other Loan

          Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
          SECTION 2.3 shall control and govern.

     2.4 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrowers to Lender pursuant to SECTIONS 2.1 AND 2.11 is greater than either the Dollar or percentage limitations set forth in SECTIONS
2.1 OR 2.11, (an "OVERADVANCE"), Borrowers immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in SECTION 2.3(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents.

     2.5 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.

          (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the Base Rate plus the Base Rate Margin.

          (b) LETTER OF CREDIT FEE. Borrowers shall pay Lender a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in SECTION 2.11(e)) which shall accrue at a rate equal to 2.50% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

          (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default,

                (i) all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 4 percentage points (4%) above the per annum rate otherwise applicable hereunder, and

                (ii) the Letter of Credit fee provided for above shall be increased to 4 percentage points (4%) above the per annum rate otherwise applicable hereunder.

          (d) PAYMENT. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or obligation to extend credit hereunder are outstanding. Borrowers hereby authorize Lender, from time to time, without prior notice to Borrowers, to charge such interest and fees, all Lender Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in SECTION 2.11(e) (as and when accrued or incurred), the fees and costs provided for in SECTION
2.10 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document to Borrowers' Loan Account, which amounts thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder; PROVIDED, HOWEVER, that if no Advances are outstanding, Lender agrees that it will notify the Administrative Borrower by e-mail of the amount of fees due under SECTION 2.7 and Section 2.10(a) and (b) for the immediately preceding month and will permit the Borrowers to pay such fees directly to Lender rather than charging the Borrowers' Loan Account for such fees so long as Lender receives such fees no later than 11:00 a.m. (California time) on the second business day after receipt of such notice, after which Lender shall charge such fees to the Borrowers' Loan Account; PROVIDED, FURTHER, HOWEVER, that if no Advances are outstanding, Lender agrees that it will provide the Administrative Borrower with notice of any Lender Expenses due and payable and will permit the Borrowers to pay such Lender Expenses directly to Lender rather than charging the Borrowers' Loan Account for such Lender Expenses so long as Lender receives payment of such Lender Expenses no later than 11:00 a.m. (California time) on the second business day immediately following the date of such notice, after which Lender shall charge such Lender Expenses to the Borrowers' Loan Account. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

          (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

          (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; PROVIDED, HOWEVER, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, IPSO FACTO, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.6 CASH MANAGEMENT.

          (a) Borrowers shall (i) establish and maintain cash management services of a type and on terms satisfactory to Lender at one or more of the banks set forth on SCHEDULE 2.6(a) (each a "CASH MANAGEMENT Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account in Lender's name (a "CASH MANAGEMENT ACCOUNT") at one of the Cash Management Banks.

          (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Lender and Borrowers, in form and substance acceptable to Lender. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank Lender or bailee-in-possession for Lender, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) upon receipt of instructions from Lender or Parent, it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Lender's Account, until further notified by Lender (the "Stop Sweep Notice").

          (c) Lender shall provide a Stop Sweep Notice to any Cash Management Bank upon the Administrative Borrower's request; provided that no Advances are outstanding and no Default or Event of Default has occurred and is continuing.

          (d) So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may amend SCHEDULE 2.6(a) to add or replace a Cash Management Account Bank or Cash Management Account; PROVIDED, HOWEVER, that (i) such prospective Cash Management Bank shall be satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrowers and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement. Borrowers shall close any of their Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash

Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's reasonable judgment.

          (e) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrowers are hereby deemed to have granted a Lien to Lender.

     2.7 CREDITING PAYMENTS; FLOAT CHARGE. The receipt of any payment item by Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. From and after the Closing Date, Lender shall be entitled to charge Borrowers for two (2) Business Days of `clearance' or `float' at the rate applicable to Base Rate Loans under SECTION 2.5 on all Collections that are received by Borrowers (regardless of whether forwarded by the Cash Management Banks to Lender). This across-the-board two (2) Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging two (2) Business Days of interest on such Collections.

     2.8 DESIGNATED ACCOUNT. Lender is authorized to make the Advances, and Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to SECTION 2.5(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Lender hereunder. Unless otherwise agreed by Lender and Administrative Borrower, any Advance requested by Borrowers and made by Lender hereunder shall be made to the Designated Account.

     2.9 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Lender shall maintain an account on its books in the name of Borrowers (the "LOAN ACCOUNT") on which Borrowers will be charged with all Advances made by Lender to Borrowers or for Borrowers' account, the Letters of Credit issued by Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Expenses. In accordance with SECTION 2.7, the Loan Account will be credited with all payments received by Lender from Borrowers or for Borrowers' account, including all amounts received in the Lender's Account from any Cash
Management Bank. Lender shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Lender unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

       2.10 FEES. Borrowers shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

          (a) UNUSED LINE FEE. During the term of this Agreement on the first day of each month, an unused line fee in the amount equal to 0.25% per annum times the result of (a) the Maximum Revolver Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

          (b) FEE LETTER FEES. As and when due and payable under the terms of the Fee Letter, Borrowers shall pay to Lender the fees set forth in the Fee Letter, and

          (c) AUDIT, APPRAISAL, AND VALUATION CHARGES. Audit, appraisal, and valuation fees and charges as follows, (i) a fee of $850 pay day, per auditor, plus out-of-pocket expenses for each financial audit of a Borrower performed by personnel employed by Lender, (ii) if implemented, a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) actual costs and out-of-pocket expenses incurred by each appraiser for each appraisal of the Collateral performed by personnel employed by Lender, and (iv) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers, to appraise the Collateral, or any portion thereof, or to assess a Borrower's business valuation; provided, however, that the number of (x) audits performed shall be limited to quarterly audits and (y) appraisals performed shall be limited to two appraisals per year; provided, that if there is any material adverse change in the pharmaceutical industry or the pharmaceutical software industry, Lender shall have the right to a third appraisal per year; provided, further, if any Default or Event of Default has occurred and is existing, the number of audits and appraisals performed shall be as often as Lender deems necessary.

       2.11 LETTERS OF CREDIT

          (a) Subject to the terms and conditions of this Agreement, Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C UNDERTAKING") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by Lender) to Lender and Lender (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by Lender, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

          (i) the Letter of Credit Usage would exceed the Borrowing Base LESS the amount of outstanding Advances, or

          (ii)     the Letter of Credit Usage would exceed $5,000,000, or

          (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount LESS the then extant amount of outstanding Advances.

          (b) Borrowers and Lender acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall have an expiry date no later than 30 days prior to the Maturity Date and all such Letters of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars, Euros, Canadian Dollars, Yen or other foreign currencies in which Lender determines in its Permitted Discretion there is a liquid market for exchanging such currency in Dollars. If Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Lender by paying to Lender an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on (i) the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under SECTION 2.5. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.

          (c) Each Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless from any loss, cost, expense, or liability, and attorneys' fees incurred by Lender arising out of or in connection with any Letter of Credit; PROVIDED, HOWEVER, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Lender's interpretations of any L/C issued by Lender to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless with respect to any loss, cost, expense (including attorneys' fees), or liability incurred by Lender under any L/C Undertaking as a result of Lender's indemnification of any Underlying Issuer; PROVIDED, HOWEVER, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender.

          (d) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

          (e) Any and all charges, commissions, fees, and costs incurred by Lender relating to Underlying Letters of Credit shall be Lender Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Lender for the account of Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

          (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

         (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

         (ii) there shall be imposed on the Underlying Issuer or Lender any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Lender of any amount due pursuant to this
SECTION 2.11, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

    2.12 CAPITAL REQUIREMENTS. If, after the date hereof, Lender determines that
(i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Administrative Borrower thereof. Following receipt of such notice, Borrowers agree to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within

90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

    2.13  JOINT AND SEVERAL LIABILITY OF BORROWERS.

          (a) Each of Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Lender under this Agreement, for the mutual benefit, directly and indirectly, of each of Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

          (b) Each of Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this SECTION 2.13), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

          (c) If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

          (d) The Obligations of each Borrower under the provisions of this
SECTION 2.13 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

          (e) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Lender under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each of Borrowers assents to any other action or delay in acting or failure to act on the part of Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this SECTION 2.13 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this SECTION 2.13, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrower under this SECTION 2.13 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this SECTION 2.13 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Borrowers or Lender.

          (f) Each Borrower represents and warrants to Lender that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Lender that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

          (g) Each of the Borrowers waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Lender's rights of subrogation and reimbursement against such Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise:

          (h) Each of the Borrowers waives all rights and defenses that such Borrower may have because the Obligations are secured by Real Property. This means, among other things:

              (i) Lender may collect from such Borrower without first foreclosing on any Real or Personal Property Collateral pledged by Borrowers.

              (ii) If Lender forecloses on any Real Property Collateral pledged by Borrowers:

                    A. The amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                    B. Lender may collect from such Borrower even if Lender,
              by foreclosing on the Real Property Collateral, has destroyed any right such Borrower may have to collect from the other Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

                  (i) The provisions of this SECTION 2.13 are made for the benefit of Lender and its respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of Lender, successor, or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this SECTION 2.13 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this SECTION 2.13 will forthwith be reinstated in effect, as though such payment had not been made.

                  (j) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

                  (k) Each of the Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Lender, and such Borrower shall deliver any such amounts to Lender for application to the Obligations in accordance with
SECTION 2.3(b).

3. CONDITIONS; TERM OF AGREEMENT.

     3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

          (a) [Reserved];

          (b) Lender shall have received all financing statements and personal property security agreement filings required by Lender, duly executed by the applicable Borrowers, Lender shall have received satisfactory evidence, in its Permitted Discretion, of the filing of all such financing statements, as well as copies of favorable UCC, tax, judgment and fixture lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names (including former names) of the Borrowers requested by the Lender, indicating that there are no prior Liens on any of the Collateral other than Permitted Liens,

         (c) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

         (i)      the Disbursement Letter,

         (ii)     the Due Diligence Letter,

         (iv)     the Fee Letter,

         (v)      the Officers' Certificate,

         (vi)     the Trademark Security Agreement,

         (vii) the US Pledge Agreement, together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank,

         (viii)   the Intercompany Subordination Agreement,

         (ix)     the IMS Health Collateral Assignment,

         (x) the Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrowers, and

         (xi) such special resolutions of the Board of Directors and shareholders of any Subsidiary incorporated in Canada relating to the pledge of the shares of such Subsidiary as Lender shall request.

         (d) Lender shall have received a certificate from the Secretary of each Borrower attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same;

         (e) Lender shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

         (f) Lender shall have received a certificate of status with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

         (g) Lender shall have received certificates of status with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

        (h) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by SECTION 6.7, the form and substance of which shall be satisfactory to Lender;

        (i) Lender shall have received the consent of IMS Health to the IMS Health Collateral Assignment, in form and substance satisfactory to Lender;

        (j) Lender shall have received opinions of Borrowers' counsel in form and substance satisfactory to Lender with respect to the Loan Documents executed at closing, addressing U.S. and Canadian legal issues as the Lender may request;

        (k) Lender shall have received satisfactory evidence (including a certificate of the chief financial officer of Parent) that all tax returns required to be filed by Borrowers have been timely filed and all taxes upon Borrowers or their properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

        (l) Borrowers shall have at least $15,000,000 of Availability and cash on hand after giving effect to the initial extensions of credit hereunder;

        (m) Lender shall have completed its business, legal, and collateral due diligence, including (1) a collateral audit and review of Borrowers' books and records and verification of Borrowers' representations and warranties to Lender, (2) review of the litigation filed against Dun & Bradstreet and IMS Health by Information Resources, Inc., (3) review of the tax-sharing arrangements with IMS Health and the liability assumed by the Parent in connection with certain pending tax controversy matters, (4) review of the documents relating to the spin-off of the Parent from IMS Health, including without limitation the IMS Health Agreements, and (5) review of the Siebel Agreements, in each case the results of which shall be satisfactory to Lender;

        (n) Borrowers shall pay all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

        (o) Lender shall have received copies of each of the agreements to provide Shared Services to the Borrowers as set forth on SCHEDULE 3.1(o), certified by an officer of the Parent, certifying each such document as being a true, correct, and complete copy thereof and confirming the expiration date for each type of Shared Services provided by IMS Health;

        (p) Borrowers shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrowers of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby;

        (q) Lender shall have received evidence that CT Corporation has been appointed as agent for service of process in Georgia for all Borrowers;

        (r) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

     3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (and payment of all Lender Expenses incurred in connection therewith) (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

        (a) within 45 days of the Closing Date, deliver to Lender each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

            (i) the Pledge Agreement, executed by Synavant LLC, with respect to its pledge of 65% of the voting Stock and 100% of the non-voting Stock of Synavant Nederland BV and Synavant Nederland Finance BV (together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers, or equivalent instruments of transfer, with respect thereto endorsed in blank),

            (ii) the Pledge Agreement, executed by Parent, with respect to its pledge of 65% of the voting Stock and 100% of the non-voting Stock of Synavant Italia S.r.L. (together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers, or equivalent instruments of transfer, with respect thereto endorsed in blank),

            (iii) the Pledge Agreement, executed by Synavant LLC, with respect to its pledge of 65% of the voting Stock and 100% of the non-voting Stock of Synavant UK Holdings Ltd. (together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers, or equivalent instruments of transfer, with respect thereto endorsed in blank),

             (iv)    certificates and other documents of the type referred to in
         SECTION 3.1(d), (e), (f) and (g), with respect to the Pledge Agreements referred to in clauses (A) and (B) above and the Borrowers executing such Pledge Agreements;

             (v) opinions of Borrowers' counsel in form and substance satisfactory to Lender with respect to such Pledge Agreements;

             (vi) such other documents and legal matters in connection with the transactions contemplated by this SECTION 3.2 as the Lender shall require.

         (b) within 30 days of the Closing Date, deliver to Lender certified copies of the policies of insurance, together with the endorsements thereto, as are required by SECTION 6.7, the form and substance of which shall be satisfactory to Lender and its counsel;

         (c) within 15 days of the Closing Date, deliver to Lender all stock certificates described in SCHEDULE 3.2(c) representing the shares of Stock pledged under the U.S. Pledge Agreement, as well as Stock powers with respect thereto endorsed in blank;

         (d) within 30 days of the Closing Date, deliver to Lender (i) such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Lender may require, including the lessors of locations described on SCHEDULE 3.2(b) located in the United States, and (ii) a copy of the resolutions of the Parent ratifying the execution, delivery, and performance of this Agreement and the other Loan Documents to which the Parent is a party, certified by the Secretary or Assistant Secretary of the Parent;

         (e) within 30 days of the Closing Date, each Borrower shall apply for copyright registration with the United States Copyright Office its copyrights for current versions of its software, and each Borrower shall execute and deliver to Lender a Copyright Security Agreement with respect to such copyrights or applications therefor, and deliver to Lender such corporate authority documents and opinions as Lender may request relating thereto.

         (f) within 14 days of the Closing Date, (i) deliver to Lender the Control Agreements and Cash Management Agreements, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect; (ii) notify Lender in writing of the Designated Account Bank and the account number of the Designated Banks; and (iii) deliver to Lender the Intercompany Subordination Agreement and the related intercompany notes, duly executed and delivered by each Non-Borrower Subsidiary.

         (g) within 5 Business Days of the Closing Date, deliver to Lender the lien search results set forth on SCHEDULE 3.2(g).

         (h) within 3 Business Days of the Closing Date, deliver to Lender the original good standing certificates issued by the State of Delaware for each of the Borrowers.

     3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of Lender to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

         (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

         (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

         (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Lender, or any of their Affiliates; and

         (d) no Material Adverse Change shall have occurred.

     3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrowers and Lender and shall continue in full force and effect for a term ending on April 27, 2006 (the "MATURITY DATE"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrowers of their duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged, other than those Obligations that survive the term of this Agreement by their terms, and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrowers' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

     3.6 EARLY TERMINATION BY BORROWERS. Borrowers have the option, at any time upon 90 days prior written notice by Administrative Borrower to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender), in full, together with the Applicable Prepayment Premium. If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Borrowers shall be obligated to repay the Obligations (including either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of Lender to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrowers shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination.

4. CREATION OF SECURITY INTEREST.

     4.1 GRANT OF SECURITY INTEREST. Each Borrower hereby grants to Lender a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. The Lender's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Lender or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrowers have no authority, express or implied, to dispose of any item or portion of the Collateral.

     4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection of priority of Lender's security interest is dependent on or enhanced by possession, the applicable Borrower, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

     4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender's designee may (a) notify Account Debtors of Borrowers that the Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and immediately will deliver said Collections to Lender or a Cash Management Bank in their original form as received by the applicable Borrower.

     4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Lender, Borrowers shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, fixed charges, floating charges, debentures, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance satisfactory to Lender, to perfect and continue perfected or better perfect the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Lender in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, each Borrower authorizes Lender to execute any such Additional Documents in the applicable Borrower's name and authorize Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall require, Borrowers shall (a) provide Lender with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrowers during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrowers that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrowers' ownership thereof, and (c) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder. Without limiting the foregoing, to the extent deemed necessary by Lender, to comply with the revisions to Article 9 of the Uniform Commercial Code, as revised by the Official Code of Georgia Annotated, to take effect July 1, 2001, Borrower shall execute any such additional documents to effect the grant of the security interest herein conveyed and assigned to Lender.

     4.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or Lenders designated by Lender) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in SECTION 4.4, sign the name of such Borrower on any of the documents described in SECTION 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Borrower's name on any Collection item that may come into Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary.

The appointment of Lender as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

     4.6 RIGHT TO INSPECT. Lender (through any of its respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     4.7 CONTROL AGREEMENTS. Each Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under SECTION
7.19 and, if to another securities intermediary, unless each of the applicable Borrower, Lender, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrowers without the prior written consent of Lender. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

5. REPRESENTATIONS AND WARRANTIES.

                  In order to induce Lender to enter into this Agreement, each Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

     5.1 NO ENCUMBRANCES. Each Borrower has good and indefeasible title to its Collateral and the Real Property, free and clear of Liens except for Permitted Liens.

     5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrowers' business, owed to Borrowers without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Eligible Account, such Account is not:

         (a) owed by an employee, Affiliate, or Lender of a Borrower,

         (b) on account of a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or on any other terms by reason of which the payment by the Account Debtor may be conditional,

         (c) payable in a currency other than Dollars,

         (d) owed by an Account Debtor that has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account,

         (e) owed by an Account Debtor that is subject to any Insolvency Proceeding or is not Solvent or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

         (f) on account of a transaction as to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor or the services giving rise to such Account have not been performed and accepted by the Account Debtor,

         (g) a right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services, other than Accounts in the aggregate amount not to exceed $5,000,000 in Dollars arising from the services to be provided under maintenance contracts,

         (h) an Account that has not been billed to the customer, and

         (i) an Account that represents any pre-billed postage payments.

     5.3 INVENTORY. All Inventory is of good and merchantable quality, free from defects and as used or held in Borrowers' businesses. As to each item of Inventory, such Inventory is:

         (a) owned by a Borrower free and clear of all Liens other than Liens in favor of Lender,

         (b) either located at one of the locations set forth on SCHEDULE 5.5 or in transit from one such location to another such location,

         (c) not located on real property leased by a Borrower or in a contract warehouse, in each case, unless subject to a Collateral Access Agreement executed by the lessor, the warehouseman, or other third party, as the case may be, and unless segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, and

         (d) not goods that have been returned or rejected by Borrowers' customers.

     5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrowers' business and is fit for such purposes.

     5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on SCHEDULE 5.5, except as permitted by Section 5.3(b) or (c). Notwithstanding the foregoing, certain personal computers of the Borrowers may be used and located from time to time at the residences of Borrowers' employees.

     5.6 INVENTORY RECORDS. Each Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

     5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of each Borrower is located at the address indicated in SCHEDULE 5.7 and each Borrower's FEIN is identified in SCHEDULE 5.7.

     5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES

        (a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

        (b) Set forth on SCHEDULE 5.8(b), is a complete and accurate description of the authorized capital Stock of each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on SCHEDULE 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of each Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

        (c) Set forth on SCHEDULE 5.8(c), is a complete and accurate list of each Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and
(iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

        (d) Except as set forth on SCHEDULE 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

     5.9 DUE AUTHORIZATION; NO CONFLICT.

        (a) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

        (b) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of any Borrower.

        (c) Other than the filing of financing statements, fixture filings, and Mortgages, the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

        (d) As to each Borrower, this Agreement and the other Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

        (e) The Lender's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

    5.10 LITIGATION. Other than those matters disclosed on SCHEDULE 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrowers, threatened against Borrowers, or any of their Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Borrowers, or any of their Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

    5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrowers that have been delivered by Borrowers to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrowers' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers since the date of the latest financial statements submitted to Lender on or before the Closing Date.

    5.12 FRAUDULENT TRANSFER.

        (a) each Borrower is Solvent.

        (b) No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrowers.

    5.13 EMPLOYEE BENEFITS. None of Borrowers, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

    5.14 ENVIRONMENTAL CONDITION. Except as set forth on SCHEDULE 5.14, (a) to Borrowers' actual knowledge, none of Borrowers' properties or assets has ever been used by Borrowers or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrowers' actual knowledge, none of Borrowers' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of Borrowers have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrowers, and (d) none of Borrowers have received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

    5.15 BROKERAGE FEES. Borrowers have not utilized the services of any broker or finder in connection with Borrowers' obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrowers in connection herewith.

    5.16 INTELLECTUAL PROPERTY. Each Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted, and such trademarks, trade names, copyrights, patents, patent rights have been recorded, or will be recorded no later than 30 days after the Closing Date, in the United States Patent and Trademark Office and the United States Copyright Office, as the case may be. Attached hereto as SCHEDULE 5.16 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which each Borrower is the owner or is an exclusive licensee.

    5.17 DISTRIBUTION. (a) Each representation and statement made by James C. Malone, on behalf of Parent, to McDermott, Will & Emery, in connection with the request by IMS Health for a legal opinion as to the tax consequences of the Distribution and certain related transactions, was true, correct, and complete in all respects when made and continues to be true, correct, and complete through and as of the date hereof (except to the extent that such representations and statements relate solely to an earlier date). All other information provided by Parent to IMS Health and its advisors in connection with the tax opinion of McDermott, Will & Emery was true, correct, and complete in all respects.

        (b) At the time of the Distribution and within six months thereafter, Parent had no plan or intention to issue any shares of its common stock or of any other class of stock or securities (including preferred stock, bonds, debentures, notes, warrants, options, puts, etc.) other than compensatory stock options (and shares of common stock issued upon exercise of compensatory stock options) and bona fide loans from institutional lenders.

        (c) At the time of the Distribution and within six months thereafter, Parent was not a party to, and was not aware of, any plan, intention, agreement, understanding, arrangement, or substantial negotiations whereby 10% or more (determined on the basis of either vote or value) of the Stock of Parent would be acquired by any Person or group of Persons. For purposes of the preceding sentence, (i) any options, warrants, rights or similar securities or any convertible securities shall be treated as exercised or converted, as the case may be, if such exercise or conversion would increase the amount of Stock acquired, and (ii) asset acquisitions shall be treated as stock acquisitions to the extent provided in Section 355(e)(3)(B) of the IRC.

        (d) Excluding sales occurring in the ordinary course of trading activity on public exchanges made by (i) stockholders of Parent owning less than five percent (5%) of any class of Stock of Parent and (ii) Alliance Capital Management, Fidelity Management & Research and Wellington Management Company, Parent had no knowledge, at the time of the Distribution and within six months thereafter, of any plan or intention by any person receiving stock of Parent in connection with the Distribution to sell, exchange, transfer by gift, or otherwise dispose of, reduce the risk of loss (by short sale or otherwise) of the holding of, enter into any contract or other arrangement with respect to, or consent to the sale, exchange or other disposition of any Stock or securities of Parent after the Distribution.

        (e) At the time of the Distribution and within six months thereafter, Parent had no plan or intention, directly or indirectly through any of its Subsidiaries, to redeem or otherwise to acquire any of its Stock outstanding after the Distribution.

        (f) At the time of the Distribution and within six months thereafter, Parent had no plan or intention (i) to liquidate itself or any of its Subsidiaries, (ii) to cause itself or any of its Subsidiaries to be merged with any other corporation, (iii) to sell or otherwise to dispose of any of its assets or the assets of any of its Subsidiaries (other than sales or other dispositions in the ordinary course of business), or (iv) to discontinue or substantially reduce (or to cause or allow any of its Subsidiaries to discontinue or substantially reduce) the active conduct of the trade or business which was relied upon to satisfy the five-year active trade or business requirement set forth in Section 355(b) of the IRC.

    5.18 LEASES. Borrowers enjoy peaceful and undisturbed possession under all leases material to the business of Borrowers and to which Borrowers are a party or under which Borrowers are operating. All of such leases are valid and subsisting and no material default by Borrowers exists under any of them. All real property locations leased by any Borrower are described on
SCHEDULE 3.2(b).

    5.19 DDAS. Set forth on SCHEDULE 5.19 are all of the DDAs of each Borrower, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

    5.20 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Borrowers in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrowers in writing to the Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent Borrowers' good faith best estimate of its future performance for the periods covered thereby.

    5.21 INDEBTEDNESS. Set forth on SCHEDULE 5.21 is a true and complete list of all Indebtedness of each Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

    5.22 LICENSING AGREEMENTS. Set forth on SCHEDULE 5.22 is a true and complete list of all licensing agreements for software for which any Borrower is the licensee, and such Schedule includes a description of the annual amount payable by such Borrower under such licensing agreements.

    5.23 UNCERTIFICATED SECURITIES. Set forth on SCHEDULE 5.23 is a true and complete list of those Subsidiaries of the Parent, which pursuant to their Governing Documents, do not evidence the equity interests of their shareholders with stock certificates.

6. AFFIRMATIVE COVENANTS.

                  Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers shall and shall cause each of their respective Subsidiaries to do all of the following:

      6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender. Borrowers also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

     6.2 COLLATERAL REPORTING. Provide Lender with the following documents at the following times in form satisfactory to Lender:


Daily (to the extent       (a) sales journal, collection journal, and credit
Borrowers provide          register since the last such schedule
electronic collateral
reporting to the
Lender)
------------------------------------------------------------------------------------
Weekly                     (b) a detailed calculation of the Borrowing Base
                           (including detail regarding those Accounts that are
                           not Eligible Accounts); to be provided during the
                           four (4) week period following the Closing Date, at
                           any time that there are Advances outstanding and at
                           any time that Excess Availability and cash on hand is
                           less than $5,000,000,
------------------------------------------------------------------------------------
Monthly (not later         (c) a detailed calculation of the Borrowing Base
than the                   (including detail


                                     -52-




10th day of each           regarding those Accounts that are not Eligible
month)                     Accounts)

                           (d) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Lender,

                           (e) a summary aging, by vendor, of Borrowers' accounts payable and any book overdraft, and

                           (f)  a calculation of Dilution for the prior month.
------------------------------------------------------------------------------------
Quarterly                  (g)  a detailed list of each Borrower's customers,

                           (h) a report regarding each Borrower's accrued, but unpaid, ad valorem taxes, and

                           (i)  a Copyright Compliance Certificate in the form
                           of EXHIBIT C-1.
------------------------------------------------------------------------------------
Upon request by Lender     (j) copies of invoices in connection with the
                           Accounts, credit memos, remittance advices, deposit
                           slips, shipping and delivery documents in connection
                           with the Accounts and, for Inventory and Equipment
                           acquired by Borrowers, purchase orders and invoices,

                           (k) if a Default or an Event of Default has occurred and is continuing, a detailed calculation of the Borrowing Base (including detail regarding those Accounts that are not Eligible Accounts) on a more frequent basis than is being provided above, and

                           (l) such other reports as to the Collateral, or the
                           financial condition of Borrowers as Lender may
                           request.
-----------------------------------------------------------------------------------

                  In addition, each Borrower agrees to cooperate fully with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

     6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.  Deliver to Lender:

                    (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Parent's fiscal years,

                    (i) a company prepared consolidating (by Subsidiary) income statement, showing revenue, operating income and EBITDA of the Parent and each of its Subsidiaries' during such period; and

                    (ii) a certificate signed by the chief financial officer of Parent to the effect that:

                     A. the representations and warranties of Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                     B. there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto), and

                    (b) as soon as available, but in any event within 45 days after the end of each of Parent's fiscal quarters,

                    (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period, and

                    (ii) a certificate signed by the chief financial officer of Parent to the effect that:

                           A. the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

                           B. the representations and warranties of Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                           C. there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto), and

                    (iii) a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in SECTION 7.20, and

                    (c) as soon as available, but in any event within 90 days after the end of each of Parent's fiscal years,

                    (i) financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                    (ii) a certificate of such accountants addressed to Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under
                  SECTION 7.20,

                    (d) as soon as available, but in any event within 30 days prior to the start of each of Parent's fiscal years,

                    (i) copies of Borrowers' Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender, in its sole discretion, for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer's good faith best estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby,

                    (e) if and when filed by any Borrower,

                    (i) 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                    (ii) any other filings made by any Borrower with the SEC,

                    (iii) copies of Borrowers' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                    (iv) any other information that is provided by Parent to its shareholders generally,

                    (f) if and when filed by any Borrower and as requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) any Borrower conducts business or is required to pay any such excise tax, (ii) where any

Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of any Borrower, or (iii) where any Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

                  (g) as soon as a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto, and

                  (h) upon the request of Lender, any other report reasonably requested relating to the financial condition of Borrowers.

                  In addition to the financial statements referred to above, Borrowers agree to deliver financial statements prepared on both a consolidated and consolidating basis (other than the monthly income statement which will be prepared on a consolidating basis only) and that no Borrower, or any Subsidiary of a Borrower, will have a fiscal year different from that of Parent. Borrowers agree that their independent certified public accountants are authorized to communicate with Lender and to release to Lender whatever financial information concerning Borrowers that Lender reasonably may request. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agree that if a Default or Event of Default has occurred and is continuing, Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

     6.4 RETURN. Cause returns and allowances as between Borrowers and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of the applicable Borrower, as they exist at the time of the execution and delivery of this Agreement.

     6.5 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

     6.6 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrowers or any of their assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrowers will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that the applicable Borrower has made such payments or deposits. Borrowers shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which any Borrower is required to pay any such excise tax.

     6.7 INSURANCE.

                  (a) At Borrowers' expense, maintain insurance respecting its property and assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrowers also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrowers shall deliver copies of all such policies to Lender with a satisfactory lender's loss payable endorsement naming Lender as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

                  (b) Administrative Borrower shall give Lender prompt notice of any loss covered by such insurance. Lender shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $50,000, without any liability to Borrowers whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations or shall be disbursed to Administrative Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

                  (c) Borrowers shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this SECTION 6.7, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Administrative Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

     6.8 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on SCHEDULE 5.5; PROVIDED, HOWEVER, that Administrative Borrower may amend SCHEDULE 5.5 so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens on such assets and also provides to Lender a Collateral Access Agreement.

     6.9 ADDITIONAL PLEDGE AGREEMENTS. Upon Lender's request, in its sole discretion, each Borrower and each of its Subsidiaries that owns Stock in a Subsidiary of Parent not organized under the laws of the United States (or any state thereof), shall duly execute and deliver a Pledge Agreement (together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers or equivalent instruments of transfer with respect thereto endorsed in blank), pledging up to 66% of such voting Stock and 100% of such non-voting Stock.

    6.10 SUPPLEMENTAL COPYRIGHT SECURITY AGREEMENTS. As soon as available, but in no event later than 5 days after the end of each fiscal quarter of the Parent's fiscal year, record any current version of software developed during such fiscal quarter with the United States Copyright Office, and simultaneously therewith, deliver to Lender a Supplemental Copyright Security Agreement duly executed by the Borrower that maintains ownership of such software.

    6.11 SHARED SERVICES. At least three (3) months prior to the expiration of all agreements to provide Shared Services to the Borrowers by IMS Health, all of which agreements are described on SCHEDULE 3.1(o), the applicable Borrower shall enter into a new agreement of Shared Services, in form and substance and with a service provider satisfactory to both Administrative Borrower and Lender.

    6.12 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

    6.13 LEASES. Pay when due all rents and other amounts payable under any leases to which any Borrower is a party or by which any Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

    6.14 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrowers' obtaining financing from Lender under this Agreement. Borrowers agree and acknowledge that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrowers, and each Borrower agrees to indemnify, defend, and hold Lender harmless from and against any claim of any broker or finder arising out of Borrowers' obtaining financing from Lender under this Agreement.

    6.15 SIEBEL AGREEMENTS. Within 30 days after Lender's request, following Lender's determination in its Permitted Discretion that either the financial condition of

Siebel or the performance by Seibel of its obligations under the Siebel Agreements has deteriorated to a level that is adverse to the Borrowers or their assets, Borrowers shall join the Siebel Escrow Agreement as a permitted beneficiary and collaterally assign its rights thereunder to Lender (to the extent permitted by the terms of the Siebel Escrow Agreement) pursuant to a collateral assignment in form and substance satisfactory to Lender, together with such certificates, documents and legal opinions related thereto as the Lender shall require.

    6.16 EXISTENCE. At all times preserve and keep in full force and effect each Borrower's valid existence and good standing and any rights and franchises material to Borrowers' businesses.

    6.17 ENVIRONMENTAL.

                  (a) Keep any property either owned or operated by any Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by any Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Lender with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Borrower, and
(iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change. Notwithstanding the foregoing, this covenant shall not apply to any property securing the Wilton Note, other than the obligation of the Borrowers to provide notice required under clause (c) and (d) for events arising after the date that any Borrower accepts assignment of the Wilton Note, so long as (i) IMS Health agrees to remediate such property and indemnify the Borrowers for any liability associated with such property and (ii) the Borrowers do not foreclose or take ownership of such property unless the agreement with IMS Health referred to in clause (i) is on terms and conditions satisfactory to Lender in its sole discretion .

    6.18 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

7. NEGATIVE COVENANTS.

        Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers will not and will not permit any of their respective Subsidiaries to do any of the following:

    7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

        (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

        (b) Indebtedness set forth on SCHEDULE 5.21;

        (c) Permitted Purchase Money Indebtedness;

        (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this SECTION 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Lender's judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers' creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must be include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness; and

        (e) Indebtedness composing of Permitted Investments and Investments permitted under SECTION 7.13.

    7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under SECTION 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

    7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

        (a) Consummate any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

        (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

        (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

    7.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any Borrower.

    7.5 CHANGE NAME. Change any Borrower's name, FEIN, corporate structure or identity, or add any new fictitious name; PROVIDED, HOWEVER, that a Borrower may change its name upon at least 30 days prior written notice by Administrative Borrower to Lender of such change and so long as, at the time of such written notification, such Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Lender's Liens.

    7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrowers or which are transmitted or turned over to Lender.

    7.7 NATURE OF BUSINESS. Make any change in the principal nature of Borrowers' business of providing comprehensive pharmaceutical relationship management solutions, interactive marketing services and e-business application software to the pharmaceutical, biotechnology and healthcare industries.

    7.8 PREPAYMENTS AND AMENDMENTS.

        (a) Except in connection with a refinancing permitted by SECTION 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower, other than the Obligations in accordance with this Agreement, and

        (b) Except in connection with a refinancing permitted by SECTION 7.1(d), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under SECTIONS 7.1(b) or (c).

    7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

    7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

    7.11 DISTRIBUTIONS. Other than distributions or declaration and payment of dividends by a Borrower to another Borrower, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Borrower's Stock, of any class, whether now or hereafter outstanding.

    7.12 ACCOUNTING METHODS. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrowers' accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Borrowers' financial condition.

    7.13 INVESTMENTS. Directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment, except for (a) Permitted Investments, PROVIDED, HOWEVER, that commencing 14 days after the Closing Date, Borrowers shall not have Permitted Investments (other than in the Cash Management Accounts and joint custodial accounts held for customers) in excess of $100,000 outstanding at any one time unless the applicable Borrower and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments, as Lender shall determine in its Permitted Discretion, to perfect (and further establish) the Lender's Liens in such Permitted Investments, (b) Investments by any Non-Borrower Subsidiary in another Non-Borrower Subsidiary, (c) Investments by any Borrower in any Non-Borrower Subsidiary, PROVIDED, that
(i) the aggregate outstanding amount of all such Investments, less the aggregate outstanding amount of all Investments by an Non-Borrower Subsidiary in a Borrower, does not exceed $25,000,000; provided that such amount may increase by $5,000,000 at the end of each six month anniversary of the Closing Date, provided that no Advance is outstanding or has been outstanding at any time in the previous six month period and no Advance will result from such Investment and further provided that in no event shall such amount exceed $40,000,000, (ii) immediately before and after giving effect to such Investment, no Event of Default has occurred and is continuing, (iii) if such Investment is in the form of Indebtedness, it is evidenced by a promissory note, endorsed by the Borrower in blank and delivered to Lender and (iv) if such Investment is in the form of equity, such equity is evidenced by a stock or equivalent certificate that is delivered to Lender with appropriate instruments of transfer, and (e) Investments by any Non-Borrower Subsidiary in any Borrower, provided that such Investment is in the form of Indebtedness and such Non-Borrower is a party to the Intercreditor Subordination Agreement.

    7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower except for transactions that are in the ordinary course of Borrowers' business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrowers than would be obtained in an arm's length transaction with a non-Affiliate.

    7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

    7.16 COMPENSATION. Increase the annual fee or per-meeting fees paid to the members of its Board of Directors during any year by more than 15% over the prior year; pay total cash compensation to the top fifteen compensated employees for any fiscal year in an aggregate amount in excess of (i) $7,300,000 for fiscal year 2002 and (ii) 125% of that paid in the prior fiscal year for fiscal year 2001, 2003 and each fiscal year thereafter, provided, that if no Event of Default has occurred, and after giving effect to such payments, Excess Availability plus cash on hand exceeds $7,500,000, 125% shall be increased to 185%.

    7.17 USE OF PROCEEDS. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes, including the financing of working capital and capital expenditures, excluding, however, the purchases of "margin securities" as such term is defined in 12 CFR Section 220.2.

    7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without Administrative Borrower providing 30 days prior written notification thereof to Lender and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings, necessary to perfect and continue perfected the Lender's Liens and also provides to Lender a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

    7.19 SECURITIES ACCOUNTS. Establish or maintain any Securities Account unless Lender shall have received a Control Agreement in respect of such Securities Account. Borrowers agree to not transfer assets out of any Securities Account; PROVIDED, HOWEVER, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrowers may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

    7.20 FINANCIAL COVENANTS.

                  (a) Fail to maintain

                  (i) MINIMUM EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;

------------------------------------------------------------------------------------------------------------
                   Applicable Amount                                     Applicable Period
------------------------------------------------------------------------------------------------------------
                      - $6,462,000                                     For the 6 month period
                                                                        ending June 30, 2001
------------------------------------------------------------------------------------------------------------
                      - $6,370,000                                     For the 9 month period
                                                                     ending September 30, 2001
------------------------------------------------------------------------------------------------------------
                      - $3,311,000                                    For the 12 month period
                                                                      ending December 31, 2001
------------------------------------------------------------------------------------------------------------
          80% of the level of each such fiscal                        For the 12 month period
          quarter set forth in the acceptable                  ending each fiscal quarter thereafter
            Projections delivered to Lender
             pursuant to Section 6.3(c)(i)
------------------------------------------------------------------------------------------------------------

                  (ii) TANGIBLE NET WORTH. Tangible Net Worth of at least the required amount set forth in the following table as of the applicable date set forth opposite thereto:

------------------------------------------------------------------------------------------------------------
                   Applicable Amount                                      Applicable Date
------------------------------------------------------------------------------------------------------------
                      $16,665,000                                       As of June 30, 2001
------------------------------------------------------------------------------------------------------------
                      $14,680,000                                     As of September 30, 2001
------------------------------------------------------------------------------------------------------------
                      $16,000,000                                     As of December 31, 2001
------------------------------------------------------------------------------------------------------------
          80% of the level of each such fiscal      As of the last day of each fiscal quarter ending thereafter quarter set forth in the acceptable
            Projections delivered to Lender
             pursuant to Section 6.3(c)(i)
------------------------------------------------------------------------------------------------------------

                  (b) CAPITAL EXPENDITURES. Make capital expenditures during the Parent's fiscal year ending December 31, 2001 in the aggregate amount in excess of $6,000,000 and for each subsequent fiscal year thereafter in the aggregate amount in excess of 120% of the level of such fiscal year set forth in the acceptable Projections delivered to Lender pursuant to Section 6.3(c)(i).

    7.21 AMENDMENT TO MATERIAL DOCUMENTS. The Borrowers will not, and will not permit any Subsidiary or Affiliate to, amend, modify or waive any of its rights under (a) its certificate of incorporation, bylaws or other organizational documents, (b) the IMS Health Agreements or any other agreement with IMS Health, or (c) the Siebel Agreements or any other agreement with Siebel, other than amendments, modifications or waivers that
(i) do not result in an increase with respect to any Indebtedness owed by Borrowers, or any of their Subsidiaries or Affiliates, under such agreements,
(ii) do not result in a shortening of the average weighted maturity of any Indebtedness owed by Borrowers, or any of their Subsidiaries or Affiliates, under such agreements, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, (iii) do not, in Lender's judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers' creditworthiness, and (iv) is otherwise constitutes a Material Adverse Change.

    7.22 DISTRIBUTION AGREEMENT. The Borrowers will not, and will not permit any Subsidiary or Affiliate to, fail to comply with Sections 2.11(b) and (c) of the Distribution Agreement referred to in clause (i) of the definition of IMS Health Agreements.

8.  EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "EVENT OF DEFAULT") under this Agreement:

                  If Borrowers fail to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations); PROVIDED, HOWEVER, that to the extent that the charging of interest or expenses of the Lender to the Loan Account causes the aggregate Advances and Letter of Credit Usage to exceed the Borrowing Base, no Event of Default shall arise until Borrowers fail to pay principal in an amount equal to such excess within 2 Business Days after Lender notifies Administrative Borrower thereof;

                  If Borrowers fail to perform, keep, or observe: (a) any term, provision, condition, covenant, or agreement contained in SECTION 6.2 and such failure continues for a period of five days after the date of such failure; (b) any term, provision, condition, covenant or agreement contained in SECTIONS 6.3, 6.4, 6.5, 6.6, 6.8, or 6.13 and such failure continues for a period of 15 days after the date of such failure; or (c) any other term, provision, condition, covenant or agreement contained in this Agreement or in any of the other Loan Documents;

                  If any material portion of any Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

                  If an Insolvency Proceeding is commenced by any Borrower or any of its Subsidiaries;

                  If an Insolvency Proceeding is commenced against any Borrower, or any of its Subsidiaries, and any of the following events occur:
(a) the applicable Borrower or the Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

                  If any Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs and such injunction or restraint is not released within 20 days; PROVIDED, HOWEVER, that during the pendency of such period, Lender shall be relieved of their obligations to extend credit hereunder;

                  If a notice of Lien, levy, or assessment is filed of record with respect to any Borrower's or any of its Subsidiaries' assets by the United States or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Borrower's or any of its Subsidiaries' assets and the same is not paid before such payment is delinquent;

                  If a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Borrower's or any of its Subsidiaries' assets and such Lien is not satisfied or released within 10 days;

                  If there is a default in any material agreement to which any Borrower or any of its Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

                  If any Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

                  If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to Lender by any Borrower, its Subsidiaries, or any officer, employee, agent, or director of any Borrower or any of its Subsidiaries;

                  If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

                  Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower, or a proceeding shall be commenced by any Borrower, or by any Governmental Authority having jurisdiction over any Borrower, seeking to establish the invalidity or unenforceability thereof, or any Borrower shall deny that any Borrower has any liability or obligation purported to be created under any Loan Document.

9.  THE LENDER'S RIGHTS AND REMEDIES.

    9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrowers:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and Lender;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

                  (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit the Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

                  (e) Cause Borrowers to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other assets of Borrowers or in Borrowers' possession and conspicuously label said returned Inventory as the property of Lender;

                  (f) Without notice to or demand upon any Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Personal Property Collateral if Lender so requires, and to make the Personal Property Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Each Borrower authorizes Lender to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with the Lender's Liens and to pay all expenses incurred in connection therewith and to charge Borrowers' Loan Account therefor. With respect to any of Borrowers' owned or leased premises, each Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                  (g) Without notice to any Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by Lender (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of any Borrower held by Lender;

                  (h) Hold, as cash collateral, any and all balances and deposits of any Borrower held by Lender, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

                  (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Each Borrower hereby grants to Lender a license or other right to use, without charge, such Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                  (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Lender determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                  (k) Lender shall give notice of the disposition of the Personal Property Collateral as follows:

                  (i) Lender shall give Administrative Borrower (for the benefit of the applicable Borrower) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made; and

                  (ii) The notice shall be personally delivered or mailed, postage prepaid, to Administrative Borrower as provided in
                  SECTION 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                  (l) Lender may credit bid and purchase at any public sale;

                  (m) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

                  (n) Lender shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

                  (o) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Administrative Borrower (for the benefit of the applicable Borrower).

Without limiting the foregoing, Lender agrees to notify the Administrative Borrower promptly of the exercise of its rights and remedies under Sections 9.1(a), 9.1(c), 9.1(j), 9.1(o) and to the extent of the sale of any Personal Property Collateral, 9.1(i), but failure to provide such notice to the Administrative Borrower is not a requirement to the exercise of, and will not affect the enforceability of, Lender's right and remedies under Sections 9.1(a), 9.1(c), 9.1(j), 9.1(o) and 9.1(i).

    9.2 REMEDIES CUMULATIVE. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10. TAXES AND EXPENSES.

                  If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole discretion and without prior notice to any Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrowers' Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure, or (c) in the case of the failure to comply with SECTION 6.7 hereof, obtain and maintain insurance policies of the type described in SECTION 6.7 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

    11.1 DEMAND; PROTEST. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which any such Borrower may in any way be liable.

    11.2 LENDER'S LIABILITY FOR COLLATERAL. Each Borrower hereby agrees that:
(a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

    11.3 INDEMNIFICATION. Each Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all attorneys' fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this SECTION 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12. NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of Administrative Borrower or to Lender, as the case may be, at its address set forth below:

                  If to Administrative
                  Borrower:                 Synavant Inc.
                                            3445 Peachtree Road, N.E.
                                            Atlanta, Georgia 30326
                                            Attn: Craig S. Kussman
                                            Fax No. (404) 846-3950

                  with copies to:           Synavant Inc.
                                            Office of General Counsel
                                            3445 Peachtree Road, N.E.
                                            Atlanta, Georgia  30326
                                            Attn:    Vincent J. Napoleon, Esq.
                                            Fax No. (404) 841-4996
                  with further
                  copies to:                Womble Carlyle, Sandridge & Rice
                                            One Atlantic Center
                                            1201 West Peachtree Street, N.E.
                                            Suite 3500
                                            Atlanta, Georgia  30309
                                            Attn:    Alonzo L. Llorens, Esq.
                                            Fax No. (404) 870-8231

                  If to Lender:             Foothill Capital Corporation
                                            2450 Colorado Avenue
                                            Suite 3000 W
                                            Santa Monica, California  90404
                                            Attn: Business Finance Division
                                                  Manager
                                            Fax No. (310) 453-7443

                  with copies to:           King & Spalding
                                            191 Peachtree Street, N.E.
                                            Atlanta, Georgia 30303
                                            Attn:  Carolyn Z. Alford, Esq.
                                            Fax No. (404) 572-5149

                  Lender and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this SECTION 12, other than notices by Lender in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above. The Administrative Borrower hereby designates the email addresses of ckussman@synavant.com; cfarren@synavant.com; and ebgonzalez@synavant.com as appropriate email addresses to which Lender should send notices of the fees due and payable under Section 2.5(d).

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS

ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

                  (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTIES OF FULTON, DEKALB, COBB AND GWINNETT, STATE OF GEORGIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

                  BORROWERS AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  Each Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 1201 Peachtree Street, N.E., Atlanta, Georgia 30361, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of Georgia when and as such legal actions or proceedings may be brought in the courts of the State of Georgia or of the United States of America sitting in Georgia, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to such Borrower, or upon the earliest of any other date permitted by applicable law. Each Borrower shall furnish the consent of CT Corporation System to act as agent of said Borrower on or prior to the Closing Date. It is understood that a copy of said process served on said agent as the agent of said Borrower will as soon as practicable be forwarded to said Borrower, at its address set forth below, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of said Borrower. Each Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing or (ii) any earlier date permitted by applicable law. Each Borrower agrees that it will at all times continuously maintain an agent to receive service of process in the State of Georgia on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of Georgia on its behalf, it shall promptly appoint a successor so to serve and shall advise the Lender (and shall furnish to the Lender the consent of any successor agent so to act). Nothing in this Section 13 shall affect the right of the Lender to bring proceedings against any Borrower in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

    14.1 ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Lender may assign and delegate to one or more assignees (each an "ASSIGNEE") all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that Borrowers may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower by Lender and the Assignee under an appropriate assignment and acceptance agreement in form and substance satisfactory to Lender.

                  (b) From and after the date that Lender provides Administrative Borrower with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of Lender under the Loan Documents, and (ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to SECTION 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an assignment and acceptance agreement covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrowers and the Assignee.

                  (c) Immediately upon Borrower's receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

                  (d) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of Lender (a "PARTICIPANT") participating interests in Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating,
(B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrowers hereunder shall be determined as if Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrowers, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

                  (e) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business.

                  (f) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

    14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that Borrowers may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void AB INITIO. No consent to assignment by Lender shall release any Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to SECTION 14.1 hereof and, except as expressly required pursuant to SECTION 14.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

15. AMENDMENTS; WAIVERS.

    15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by Lender and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given

    15.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16. GENERAL PROVISIONS.

    16.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrowers and Lender.

    16.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

    16.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

    16.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

    16.5 WITHHOLDING TAXES. All payments made by Borrowers hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Lender, or (ii) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "TAXES"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this SECTION 16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; PROVIDED, HOWEVER, that Borrowers shall not be required to increase any such amounts payable to Lender if the increase in such amount payable results from Lender's own willful misconduct or gross negligence. Borrowers will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers.

    16.6 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing signed by Lender and each of Borrowers.

    16.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document MUTATIS MUTANDIS.

    16.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Borrower or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "VOIDABLE TRANSFER"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys' fees of Lender related thereto, the liability of Borrowers automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

    16.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

    16.10 PARENT AS AGENT FOR BORROWERS. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the "ADMINISTRATIVE BORROWER") which appointment shall remain in full force and effect unless and until Lender shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Lender with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce Lender to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) Lender's relying on any instructions of the Administrative Borrower, or (c) any other action taken by Lender hereunder or under the other Loan Documents, except that Borrowers will have no liability to any Lender-Related Person under this SECTION 16.10 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Lender-Related Person.

    16.11 JUDGMENT CURRENCY.

                  (a) The Borrowers' obligations hereunder and the other Loan Documents to make payments in the lawful currency of the United States shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery actually results in the effective receipt by Lender of the full amount of Dollars expressed to be payable to Lender under this Agreement or the other Loan Documents. If for the purpose of obtaining or enforcing judgment against any Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than Dollars (such other currency being hereinafter referred to as the "JUDGMENT CURRENCY") an amount due in Dollars, the conversion shall be made, and the currency equivalent determined, in each case, as on the day immediately preceding the day on which the judgment is given (such Business Day being hereafter referred to as the "JUDGMENT CURRENCY CONVERSION Date").

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange quoted by Wells Fargo Bank, N.A. at its prevailing rate for such currency exchange on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

                  For purposes of determining the currency equivalent for this
SECTION 16.11, such amounts shall include any premium and costs payable in connection with the purchase of Dollars.

    16.12 DOLLAR EQUIVALENT COMPUTATIONS.

                  Unless otherwise provided herein, to the extent that the determination of compliance with any requirement of this Agreement requires the conversion to Dollars of foreign currency amounts, such Dollar amount shall be computed using the Dollar

Equivalent of the amount of such foreign currency at the time such item is to be calculated or is to be or was incurred, created or suffered or permitted to exist, or assumed or transferred or sold for purposes of this Agreement (except if such item was incurred, created or assumed, or suffered or permitted to exist or transferred or sold prior to the Closing Date, such conversion shall be made based on the Dollar Equivalent of the amounts of such foreign currency at the date hereof).

    16.3 TIME IS OF THE ESSENCE. Time is of the essence.

                            [Signature page to follow.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.



                                       BORROWERS:


                                       SYNAVANT INC.,
                                       a Delaware corporation

                                       By: __________________________________
                                           Name:  Craig S. Kussman
                                           Title: Executive Vice President
                                                  and Chief Financial Officer

                                       NEW ST, INC.,
                                       a Delaware corporation

                                        By: __________________________________
                                            Name:  Craig S. Kussman
                                            Title: Chief Financial Officer

                                       SYNAVANT LLC,
                                       a Delaware limited liability company

                                       By: __________________________________
                                           Name:  Craig S. Kussman
                                           Title: Chief Financial Officer

                                       SYNAVANT LATIN AMERICA INC.,
                                       a Delaware corporation

                                       By: __________________________________
                                           Name:  Craig S. Kussman
                                           Title: Chief Financial Officer

                                       SYNAVANT TURKEY INC.,
                                       a Delaware corporation

                                       By: __________________________________
                                           Name:  Craig S. Kussman
                                           Title: Chief Financial Officer

                                       SYNAVANT PHILIPPINES INC.,
                                       a Delaware corporation

                                       By: __________________________________
                                           Name:  Craig S. Kussman
                                           Title: Chief Financial Officer

                                       SYNAVANT TAIWAN INC.,
                                       a Delaware corporation

                                       By: __________________________________
                                           Name:  Craig S. Kussman
                                           Title: Chief Financial Officer

                                       SYNAVANT KOREA INC.,
                                       a Delaware corporation

                                       By: __________________________________
                                           Name:  Craig S. Kussman
                                           Title: Chief Financial Officer

                                       SYNAVANT JAPAN INC.,
                                       a Delaware corporation

                                       By: __________________________________
                                           Name:  Craig S. Kussman
                                           Title: Chief Financial Officer


                                       LENDER:

                                       FOOTHILL CAPITAL CORPORATION,
                                       a California corporation

                                       By: __________________________________
                                           Name:  Phyliss Hasen
                                           Title: Vice President